Exhibit (5)

BRUSSELS                                         [FOLEY & LARDNER LOGO]
CHICAGO
DENVER
DETROIT
JACKSONVILLE
LOS ANGELES
MADISON
MILWAUKEE
ORLANDO
SACRAMENTO
SAN DIEGO/DEL MAR
SAN FRANCISCO
TALLAHASSEE
TAMPA
WASHINGTON, D.C.
WEST PALM BEACH
                                January 31, 2002


Regal-Beloit Corporation
200 State Street
Beloit, WI  53511-6254

Ladies and Gentlemen :

       We have acted as counsel for Regal-Beloit Corporation, a Wisconsin corporation (the "Company"), in conjunction with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 3,000,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), and related common share purchase rights (the "Rights"), together with up to 450,000 additional shares of Common Stock and Rights being registered to cover the over-allotment option to be granted by the Company to the underwriters. The terms of the Rights are as set forth in that certain Rights Agreement, dated as of January 28, 2000, by and between the Company and Fleet National Bank (formerly BankBoston, N.A.), as Rights Agent (the "Rights Agreement").

       In connection with our representation, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Company's Articles of Incorporation and Bylaws, as amended to date; (iii) the Rights Agreement; (iv) resolutions of the Company's Board of Directors relating to the authorization of the issuance of the securities subject to the Registration Statement; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

       Based upon the foregoing, we are of the opinion that:

       1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

       2. The shares of Common Stock covered by the Registration Statement that are to be offered and sold by the Company, when the price and the other terms of sale thereof have been determined by action of the senior executive officer of the Company in the manner

FOLEY & LARDNER
777 EAST WISCONSIN AVENUE, SUITE 3800
MILWAUKEE, WISCONSIN  53202-5367

TEL: 414.271.2400
FAX: 414.297.4900
WWW.FOLEYLARDNER.COM

Foley & Lardner
Regal-Beloit Corporation
January 31, 2002
Page 2


contemplated by us as counsel and as so authorized by the Company's Board of Directors and when issued and paid for in the manner contemplated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, except with respect to wage claims of, or other debts owing to, employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

       3. The Rights when issued pursuant to the terms of the Rights Agreement will be validly issued.

       We consent to the use of this opinion as an exhibit to the Registration Statement and the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by
Section 7 of the Securities Act.

                                                  Very truly yours,

                                                  /s/ Foley & Lardner

                                                  FOLEY & LARDNER